Exhibit 10.2

RELEASE

You Are Advised to Consult with an Attorney Before Signing this Release of Claims

1. Release. In consideration of the benefits to be provided under that certain Separation Agreement between Diana F. Hausman, M.D. (“Executive”) and Oncothyreon Inc. (the “Company”), the sufficiency of which Executive acknowledges, Executive, for herself and her heirs, executors, administrators and assigns, does hereby release, acquit and forever discharge the Company, and each of its subsidiaries and affiliates, their present and former officers, directors, managers, executives, shareholders, members, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (individually, a “Company Released Party” and collectively, the “Company Released Parties”) of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature, in law, at equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise, and whether now known or unknown, suspected or unsuspected (“Claims”) that Executive, individually or as a member of a class, now has, owns or holds, or has at any time had, owned or held, arising on or prior to the date hereof, against any Company Released Party that arises out of, or is related to the Separation Agreement or the Executive’s employment with the Company or affiliate or subsidiary, or any termination of such employment, including Claims (i) for unpaid wages, salary or incentive payments, (ii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iii) any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices), and (iv) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), the Washington laws against discrimination, and any similar or analogous state statute, excepting only:

(a) rights of Executive arising under, or preserved by, this Release;

(b) rights of Executive to benefits pursuant to the Separation Agreement;

(c) the right of Executive to receive COBRA continuation coverage in accordance with applicable law;

(d) claims for benefits under any health, disability, retirement, life insurance or other, similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company;

(e) rights to indemnification the Executive has or may have under that certain Indemnification Agreement effective as of December 17, 2012 between the Company and Executive or the bylaws or certificate of incorporation of the Company or as an insured under any director’s and officer’s liability insurance policy now or previously in force.

2. Unknown Claims. Executive hereby acknowledges that she is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist at the time of executing the release, which, if known, must have materially affected the releasor’s settlement with the releasee. With knowledge of this principal, Executive hereby agrees to expressly waive any right she may have to that effect.

3. No Admission. Executive acknowledges and agrees that the release of claims set forth in this Release is not to be construed in any way as an admission of liability whatsoever by any Company Released Party and any such liability is expressly denied.

4. Non-disparagement. From and after the date hereof, (a) Executive shall not make any statement, regardless of whether such statement is truthful, nor take any action that criticizes, ridicules or disparages or is otherwise derogatory of any of the members of the Board of the Company and/or its senior executive officers or which could reasonably be expected to harm the reputation or good will of the Company, the members of the Board of the senior executive officers, and (b) the Company shall not make, and shall use its reasonable best efforts to ensure that its senior executive officers and members of the Board shall not make, directly or indirectly, any statement, regardless of whether such statement is truthful, nor take any action that criticizes, ridicules or disparages or is otherwise derogatory of Executive or which could reasonably be expected to harm the reputation or goodwill of Executive.

5. No Filings. Executive represents that she has not filed any claim, complaint, charge or lawsuit against any Company Released Party with any governmental agency or state or federal court and that neither she nor any person or entity acting on her behalf will commence any proceeding of any kind or nature, whether administrative or judicial, or otherwise participate in any proceeding or seek any form of damages or equitable relief against any Company Released Parties with respect to Claims that are the subject of this Release. Notwithstanding the foregoing, nothing in this Release prohibits Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”) or participating in any investigation or proceeding conducted by the EEOC; provided, however, that Executive waives any right to recover damages, costs or attorneys’ fees or other relief in any charge, proceeding or action brought against a Company Released Party by Executive or by any other person or entity on Executive’s behalf, including, without limitation, the EEOC, asserting any Claims released by Executive herein. Further notwithstanding the foregoing, nothing in this Release shall be deemed to preclude Executive from (i) challenging the knowing and voluntary nature of her waiver of ADEA claims or any breach of this Release or seeking its enforcement in a court of competent jurisdiction, or (ii) pursuing any rights she may have to unemployment insurance benefits or workers’ compensation benefits.

6. Adequate Time for Consideration. Executive acknowledges that she has been given a period of twenty-one (21) calendar days to consider whether to execute this Release prior to entering into it. Any modifications to this Release, whether material or not, shall not extend or re-start the twenty-one (21) calendar day period. Executive agrees to notify the Company of acceptance of this Release by delivering a signed copy of this Release to the Company. Executive understands that the entire twenty-one (21) calendar day period may be taken to consider this Release. Executive may return this Release in less than the twenty-one (21) calendar day period. By signing and returning this Release, Executive acknowledges that the consideration period afforded her was a reasonable period of time to consider fully each and every term of this Release and to seek advice of counsel with respect to this Release. If Executive accepts the terms hereof and executes this Release, she may thereafter, for a period of seven (7) calendar days following (and not including) the date of execution, revoke this Release. If Executive elects to revoke this Release, written notice of such revocation must be actually delivered to the Chief Financial Officer of the Company within the seven (7) calendar day period. If no such revocation occurs, this Release becomes irrevocable in its entirety, and binding and enforceable against Executive, on the day next following the day on which such seven (7) calendar day period elapses. If such revocation occurs, Executive shall irrevocably forfeit any right to the benefits under Section 2(b) and (c) of the Separation Agreement.

7. Advice of Counsel. Executive acknowledges that, by this writing, she has been advised by the Company to seek the advice and assistance of an attorney with regard to this Release prior to signing it.

8. Separation Agreement Benefits. Executive acknowledges that the benefits provided in Section 2(b) and (c) of the Separation Agreement are in addition to anything of value which Executive is entitled to from the Company.

9. Counterparts. This Release may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of the undersigned.

10. Incorporation. This Release is hereby incorporated into and forms part of the Separation Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Release, in the case of the Company by a duly authorized officer, as of the date written below.

ONCOTHYREON INC.

By	/s/ Christopher Henney
Name	Christopher Henney, Ph.D., D. Sc.
Title	Interim Chief Executive Officer
Date	March 31, 2016

DIANA F. HAUSMAN, M.D.

/s/ Diana F. Hausman

Date	March 31, 2016

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